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EX-99.H OTH MAT CONT 34 exh16ii_afundspartamend0917.htm
EX 99.28(h)(16)(ii)

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**FIRST AMENDMENT TO AMENDED AND RESTATED FUND PARTICIPATION AGREEMENT (Fund of Funds)**

This First Amendment, effective as of September 25, 2017, amends the Fund Participation Agreement (Fund of Funds) (the "Agreement") dated the 8th day of June, 2017, among Jackson National Life Insurance Company of New York ("Insurance Company"), on behalf of itself and certain of its separate accounts; JNL Series Trust ("Trust"), an open-end investment company organized under the laws of the Commonwealth of Massachusetts, on behalf of each of its series listed on Attachment A, severally and not jointly (each, a "Fund," and collectively, the "Funds"); Jackson National Asset Management, LLC ("JNAM"), a limited liability company organized under the laws of the State of Michigan; American Funds Insurance Series ("Series"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts, on behalf of each of its funds listed on Attachment A, severally and not jointly (each, a "Master Fund," and collectively, the "Master Funds"); each of the funds identified as Retail Funds on Attachment A attached hereto (each, a "Retail Fund" and collectively, the "Retail Funds").; Capital Research and Management Company ("CRMC"), a corporation organized under the laws of the State of Delaware, and American Funds Service Company (the "Transfer Agent"), a corporation organized under the laws of the State of California.

**WHEREAS**, the Agreement pertains to the relationship of the parties hereto with respect to multi-manager variable annuity contracts and/or variable life policies;

**WHEREAS**, the parties desire to amend Attachment A of the Agreement to reflect the name change of the JNL/American Funds Balanced Allocation Fund to JNL/American Funds Moderate Growth Allocation Fund effective September 25, 2017.

**NOW, THEREFORE**, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, the Insurance Company, the Trust, JNAM, the Series, Retail Funds, CRMC, and the Transfer Agent hereby agree as follows:

1. Attachment A in the Agreement is deleted and restated as attached.

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

**IN WITNESS WHEREOF**, the parties hereto have executed and delivered this Agreement as of September _______, 2017, effective as of the date first above written.

**JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK**
*(on behalf of itself and each Account)*

By: ***/s/ Andrew Bowden***
Name: Andrew Bowden
Title: SVP & General Counsel

**JNL SERIES TRUST, ON BEHALF OF EACH OF ITS FUNDS LISTED ON ATTACHMENT A**

By: ***/s/ Kelly L. Crosser***
Name: Kelly L. Crosser
Title: Assistant Secretary

**JACKSON NATIONAL ASSET MANAGEMENT, LLC**

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By: ***/s/ Susan S. Rhee***
Name: Susan S. Rhee
Title: SVP & General Counsel

**American Funds Insurance Series, on behalf of each of its Master Funds listed on Attachment A**

By: ***/s/ Steven L. Koszalka***
Name: Steven L. Koszalka
Title: Secretary

**American Funds Service Company**

By: ***/s/ Kenneth R. Gorvetzian***
Name: Kenneth R. Gorvetzian
Title: Chairman

**Capital Research and Management Company**

By: ***/s/ Michael J. Downer***
Name: Michael J. Downer
Title: Sr. Vice President and Secretary

**Page 2 of 3**

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**CAPITAL RESEARCH AND MANAGEMENT COMPANY, ON BEHALF OF EACH OF THE RETAIL FUNDS LISTED BELOW AS THE INVESTMENT ADVISER TO EACH SUCH RETAIL FUND**

AMCAP Fund
American Balanced Fund
American Funds Corporate Bond Fund
American Funds Developing World Growth and Income Fund
American Funds Emerging Markets Bond Fund
American Funds Global Balanced Fund
American Funds Inflation Linked Bond Fund
American Funds Mortgage Fund
American Funds Strategic Bond Fund
American High-Income Trust
American Mutual Fund
Capital Income Builder
Capital World Bond Fund
Capital World Growth and Income Fund
EuroPacific Growth Fund
Fundamental Investors
Intermediate Bond Fund of America
International Growth and Income Fund
New Perspective Fund
New World Fund
SMALLCAP World Fund
Short-Term Bond Fund of America
The American Funds Income Series - U.S. Government Securities Fund
The Bond Fund of America
The Growth Fund of America
The Income Fund of America
The Investment Company of America
The New Economy Fund
Washington Mutual Investors Fund

By: ____________________
Name: ____________________
Title: ____________________

**PAGE 3 OF 3**

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**ATTACHMENT A**

Funds Investing in Multiple Master Funds

| Trust Funds: | Underlying Funds: |
|---|---|
| JNL/American Funds Moderate Growth Allocation Fund<br>*(formerly, JNL/American Funds Balanced Allocation Fund)* | American Funds Insurance Series Master Funds<br><br>Global Growth Fund℠<br>Global Small Capitalization Fund℠<br>Growth Fund℠<br>International Fund℠<br>New World Fund®<br>Blue Chip Income and Growth Fund℠<br>Global Growth and Income Fund℠<br>Growth-Income Fund℠<br>International Growth and Income Fund℠<br>Asset Allocation Fund<br>Global Balanced Fund<br>Bond Fund℠<br>Global Bond Fund℠<br>High-Income Bond Fund℠<br>Mortgage Fund℠<br>U.S. Government/AAA-Rated Securities Fund℠<br><br>Retail Funds<br><br>AMCAP Fund<br>American Balanced Fund<br>American Funds Corporate Bond Fund<br>American Funds Developing World Growth and Income Fund<br>American Funds Emerging Markets Bond Fund<br>American Funds Global Balanced Fund<br>American Funds Inflation Linked Bond Fund<br>American Funds Mortgage Fund<br>American Funds Strategic Bond Fund<br>American High-Income Trust<br>American Mutual Fund<br>Capital Income Builder<br>Capital World Bond Fund<br>Capital World Growth and Income Fund<br>EuroPacific Growth Fund<br>Fundamental Investors<br>Intermediate Bond Fund of America<br>International Growth and Income Fund<br>New Perspective Fund<br>New World Fund<br>SMALLCAP World Fund<br>Short-Term Bond Fund of America<br>The American Funds Income Series - U.S. Government Securities Fund<br>The Bond Fund of America<br>The Growth Fund of America<br>The Income Fund of America<br>The Investment Company of America<br>The New Economy Fund<br>Washington Mutual Investors Fund |
| JNL/American Funds Growth Allocation Fund | American Funds Insurance Series Master Funds |

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| Trust Funds: | Underlying Funds: |
|---|---|
| | Growth Fund℠<br>International Fund℠<br>New World Fund®<br>Blue Chip Income and Growth Fund℠<br>Global Growth and Income Fund℠<br>Growth-Income Fund℠<br>International Growth and Income Fund℠<br>Asset Allocation Fund<br>Global Balanced Fund<br>Bond Fund℠<br>Global Bond Fund℠<br>High-Income Bond Fund℠<br>Mortgage Fund℠<br>U.S. Government/AAA-Rated Securities Fund℠<br><br>Retail Funds<br><br>AMCAP Fund<br>American Balance Fund<br>American Funds Corporate Bond Fund<br>American Funds Developing World Growth and Income Fund<br>American Funds Emerging Markets Bond Fund<br>American Funds Global Balanced Fund<br>American Funds Inflation Linked Bond Fund<br>American Funds Mortgage Fund<br>American Funds Strategic Bond Fund<br>American High-Income Trust<br>American Mutual Fund<br>Capital Income Builder<br>Capital World Bond Fund<br>Capital World Growth and Income Fund<br>EuroPacific Growth Fund<br>Fundamental Investors<br>Intermediate Bond Fund of America<br>International Growth and Income Fund<br>New Perspective Fund<br>New World Fund<br>SMALLCAP World Fund<br>Short-Term Bond Fund of America<br>The American Funds Income Series - U.S. Government Securities Fund<br>The Bond Fund of America<br>The Growth Fund of America<br>The Income Fund of America<br>The Investment Company of America<br>The New Economy Fund<br>Washington Mutual Investors Fund |

A-2

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